CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 27, 2022, relating to the financial statements and financial highlights of CornerCap Small-Cap Value Fund, a series of CornerCap Group of Funds, for the year ended March 31, 2022, and to the references to our firm under the headings “How do the Boards and the Funds’ Other Service Providers Compare”, “Auditors”, and “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
August 24, 2022